As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-153640

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
First Niagara Financial Group, Inc.
(Exact Name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
42-1556195
(I.R.S. Employer Identification No.)
6950 South Transit Road, P.O. Box 514
Lockport, New York 14095
(716) 625-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
John R. Koelmel
President and Chief Executive Officer
6950 South Transit Road, P.O. Box 514
Lockport, New York 14095
(716) 625-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

John J. Gorman, Esq.	John Mineo, Esq.
Marc P. Levy, Esq.	Senior Vice President, General Counsel
Luse Gorman Pomerenk & Schick, P.C.	and Secretary
5335 Wisconsin Avenue, N.W.,	First Niagara Financial Group, Inc.
Suite 400	6950 South Transit Road, P.O. Box 514
Washington, D.C. 20015	Lockport, New York 14095
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. ☐

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE(1)

	Amount to be Registered/
Title of Each Class of	Proposed Maximum Offering Price Per Unit/	Amount of
Securities to be Registered	Proposed Maximum Aggregate Offering Price	Registration Fee

Common Stock	(2)	(2)

Preferred Stock	(2)	(2)

Depositary Shares(3)	(2)	(2)

Debt Securities	(2)	(2)

Purchase Contracts(4)	(2)	(2)

Units	(2)	(2)

Warrants	(2)	(2)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)	Purchase contracts may be sold separately or as parts of units consisting of a purchase contract and other securities registered hereunder, which may or may not be separable from one another. Each unit will be issued under a unit agreement or indenture. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.

PROSPECTUS
FIRST NIAGARA FINANCIAL GROUP, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Units
Warrants

     The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.
     This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
     These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and may involve investment risks.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 19, 2008.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “First Niagara”, “we”, “us”, “our”, or similar references mean First Niagara Financial Group, Inc. and does not include its subsidiaries or affiliates.

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, separately, together or in units, purchase contracts, units, warrants, preferred stock, depositary shares representing interests in preferred stock, debt securities and common stock in one or more offerings.
     Each time we sell securities we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov and on our website at http://www.fnfg.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.
     The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information

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contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our Reports on Form 8-K filed on the following dates: January 11, 2008, January 31, 2008, February 5, 2008, February 12, 2008, February 15, 2008, February 20, 2008, February 25, 2008, April 24, 2008, September 23, 2008, September 26, 2008, October 1, 2008, October 27, 2008, November 25, 2008 and November 26, 2008;

•	the description of First Niagara Financial Group, Inc. common stock set forth in the registration statement on Form 8-A (No. 023975) filed on January 15, 2003; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the underlying securities.
     We will provide without charge to each person to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York, 14095-0514, Attention: Investor Relations Department.
     You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement or pricing supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of those documents.

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PROSPECTUS SUMMARY
     This summary highlights selected information about First Niagara and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
     We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
     This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Common Stock
     We may sell our common stock, $0.01 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
     We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Debt Securities
     Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

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Purchase Contracts
     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary.
Units
     We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.
Warrants
     We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
     First Niagara may sell securities to or through underwriters to be designated at various times, and also may sell securities directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     The prospectus supplement for the securities we sell will describe that offering, including:
•	the name or names of any underwriters, managing underwriters, dealers or agents;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts, commissions or agents’ fees and other items constituting underwriter’s or agent’s compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
VALIDITY OF SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, Luse Gorman Pomerenk & Schick P.C. Luse Gorman Pomerenk & Schick P.C. regularly performs legal services for First Niagara.
EXPERTS
     Our consolidated statements of condition as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, included in our 2007 Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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PART II:      INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.      Other Expenses of Issuance and Distribution
     The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the sale of the securities being registered.

SEC registration fee		$—	(1)
Nasdaq Global Select Market listing fee		—	(2)
Underwriter fees and expenses		—	(3)
Legal fees and expenses		—	(3)
Accounting fees and expenses		—	(3)
Printing and EDGAR expenses		—	(3)
Miscellaneous		—	(3)

Total	$

(1)	Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

(2)	There are no additional listing fees as the Registrant has already paid the maximum listing fees for the Nasdaq Global Select Market.

(3)	This amount is currently unknown.
Item 15.      Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification of its officers and directors to the fullest extent permitted by Delaware law.
     As permitted by Section 102 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides that no director will be liable to the Registrant or its stockholders for monetary damages for breach of certain fiduciary duties as a director, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.
     Section 145 of the Delaware General Corporation Law also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. The Registrant maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act, within the limits and subject to the limitations of the policies. The indemnification and insurance provided for directors of the Registrant are subject to Section 174 of the Delaware General Corporation Law, which governs liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption.

Item 16.      Exhibits
     The exhibits filed as part of this registration statement are as follows:

1.1	Form of Underwriting Agreement for Common Stock*
1.2	Form of Underwriting Agreement for Preferred Stock or Depository Shares*
4.1	Form of Common Stock Certificate of First Niagara Financial Group, Inc.**
4.2	Form of Deposit Agreement, including Form of Depository Receipt*
4.3	Form of Warrant Agreement, including Form of Warrant Certificates*
4.4	Form of Purchase Contract*
4.5	Form of Unit Agreement (including certificate)*
5.1	Form of opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.*
23.1	Consent of KPMG LLP.
23.2	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1).
24.1	Power of attorney (set forth on the signature pages to this Registration Statement).

*	To be filed by Post-Effective Amendment or under a Current Report on Form 8-K and incorporated by reference herein.

**	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of First Niagara Financial Group, Inc. and New First Niagara Financial Group, Inc. filed with the Commission on September 18, 2002.
Item 17.      Undertakings
(a)     The undersigned registrant hereby undertakes:
          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4)     That for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lockport, state of New York, on December 19, 2008.

First Niagara Financial Group, Inc.

By:	/s/ John R. Koelmel

John R. Koelmel, President and Chief Executive Officer (Duly Authorized Representative)
POWER OF ATTORNEY
     We, the undersigned directors and officers of First Niagara Financial Group, Inc. (the “Company”) severally constitute and appoint John R. Koelmel with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said John R. Koelmel may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John R. Koelmel shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John R. Koelmel John R. Koelmel	Director, President and Chief Executive Officer	December 19, 2008
/s/ Michael W. Harrington Michael W. Harrington	Chief Financial and Accounting Officer	December 19, 2008
* Thomas E. Baker	Director	December 19, 2008
* G. Thomas Bowers	Chairman of the Board of Directors	December 19, 2008
* Daniel J. Hogarty, Jr.	Director	December 19, 2008

* William H. Jones	Director	December 19, 2008
* Daniel W. Judge	Director	December 19, 2008
* George M. Philip	Director	December 19, 2008
* Sharon D. Randaccio	Director	December 19, 2008
* Louise Woerner	Director	December 19, 2008
* David M. Zebro	Vice Chairman of the Board of Directors	December 19, 2008
* Pursuant to power of attorney

As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-153640

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
EXHIBITS
TO
POST-EFFECTIVE AMENDMENT NO. 1
TO THE
REGISTRATION STATEMENT
ON
FORM S-3
FIRST NIAGARA FINANCIAL GROUP, INC.
LOCKPORT, NEW YORK

EXHIBIT INDEX

1.1	Form of Underwriting Agreement for Common Stock*
1.2	Form of Underwriting Agreement for Preferred Stock or Depository Shares*
4.1	Form of Common Stock Certificate of First Niagara Financial Group, Inc.**
4.2	Form of Deposit Agreement, including Form of Depository Receipt*
4.3	Form of Warrant Agreement, including Form of Warrant Certificates*
4.4	Form of Purchase Contract*
4.5	Form of Unit Agreement (including certificate)*
5.1	Form of opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.*
23.1	Consent of KPMG LLP.
23.2	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1).
24.1	Power of attorney (set forth on the signature pages to this Registration Statement).

*	To be filed by Post-Effective Amendment or under a Current Report on Form 8-K and incorporated by reference herein.

**	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of First Niagara Financial Group, Inc. and New First Niagara Financial Group, Inc. filed with the Commission on September 18, 2002.